IGI, INC.

                            1998 DIRECTORS STOCK PLAN

1.   Purpose.

     The purpose of the 1998 Directors Stock Plan (the "Plan") of IGI, Inc. (the "Company") is to provide for the payment of fees to the outside (non-employee) Directors of the Company in Common Stock of the Company in lieu of cash and thereby encourage ownership in the Company by the Directors.

2.   Participation in the Plan.

     Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

3.   Stock Subject to the Plan.

     The shares issuable under the Plan shall consist of 200,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations and similar transactions.

4.   Issuance of Common Stock in Lieu of Payment of Directors Fees in Cash.

     (a) Attached to the Plan as Appendix A is a schedule setting forth the fees payable (as of the date of adoption of the Plan) to outside Directors for their services as Directors, including fees payable for attendance at Directors meetings (both regular and telephonic) and committee meetings. If and when the fees payable to Directors are revised by action of the Board of Directors of the Company, the new fees shall be set forth in a schedule and annexed to the Plan as amended Appendix A and shall govern the payment of fees to Directors until any subsequent revisions are adopted by the Board of Directors.

     (b) The total fees payable to the outside Directors for each calendar quarter shall be determined on the basis of the cash fees set forth in Appendix A. As soon as practicable after the end of each calendar quarter, the Company shall issue to each outside Director that number of shares of Common Stock as shall be determined by dividing

          (i) the total dollar amount of fees payable to the Directors for the applicable quarter by

          (ii) the closing per share price of the Common stock on the American


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               Stock Exchange on the last day of the applicable quarter.

     (c) The shares of Common Stock will be issued in the name of each outside Director and the certificate for such shares shall be delivered to the Directors as soon as practicable after the end of each calendar quarter, together with a notification from the Company containing the information set forth in Appendix B annexed hereto.

     (d) The Company plans to register the Common Stock covered by the Plan under the Securities Act of 1933 (the "Act") on Form S-8; but notwithstanding such registration, Directors serving as members of the Board at the time they wish to sell Common Stock received by them under the Plan shall be subject to the volume and other limitations contained in Rule 144 promulgated under the Act.

     (e) The shares of Common Stock received by Directors pursuant to the Plan shall be deemed to be compensation for services and therefore subject to ordinary income taxes and will be reported to the Internal Revenue Service on Form 1099 or such other appropriate Internal Revenue Service form.

     (f) The rights and benefits under the Plan are expressly provided to substitute Common Stock for cash payment of Directors fees, and the Plan shall be in addition to any other rights and benefits to which the Directors are entitled under any other plans of the Company, including any stock option plan for Directors currently in effect or adopted in the future.

5.   The Effective Date and Duration of the Plan.

     (a) The Plan shall become effective when adopted by the Board of Directors and shall also apply to any past Directors fees earned by Directors which were unpaid by the Company at the time that the Plan was so adopted by the Board.

     (b) The Plan shall continue to apply to all fees earned by Directors from and after the date of its adoption by the Board of Directors until terminated by action of the Board of Directors or otherwise amended by the Board of Directors.

6.   Governing Law.

     The Plan shall be governed by the laws of the State of Delaware.

                                   Approved by the Board of Directors of IGI on October 19, 1998.



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                                                                      APPENDIX A

                           SCHEDULE OF DIRECTORS FEES

     The following sets forth the amount of fees payable to outside Directors of IGI, Inc. for their services as Directors:


          Event                                           Fee
          -----                                           ---
          Scheduled Directors Meeting                   $2,000

          Telephonic Directors Meeting                   1,000

          Committee Meeting Held on Same                   500
          Day as Directors Meeting

          Committee Meeting Not Held on                  1,000

          Same Day as Directors Meeting

          Annual Fee for Chairman of the                 5,000

          Audit Committee

          Annual Fee for Chairman of the                 4,000
          Compensation Committee

          Annual Fee for Chairman of a                   4,000
          Special Committee



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                                                                      APPENDIX B

                                 IGI LETTERHEAD

                                                                      Date


To: Name and Address of Director


Dear _______:

     Today IGI, Inc. has requested its Stock Transfer Agent to issue you a certificate representing _____ shares of IGI, Inc. Common Stock in payment of the Directors fees to which you are entitled for the calendar quarter ended ______________, 19__. The following details the fees to which you are entitled for the quarter, amounting in the aggregate to $_____, and these fees have been converted into shares of IGI Common Stock using the quarter end closing price on the American Stock Exchange, which was $____.



Attendance at Meetings of the Board of Directors                      $4,000
($2,000 per meeting - 4/20, 6/18)

Attendance at Telephonic Board of Directors Meetings                   1,000
($1,000 per meeting - 5/25)

Attendance at Compensation Committee Meetings                            500
($500 per meeting held the same date as the Board meeting - 4/20)

Attendance at Compensation Committee Meeting                           1,000
($1,000 per meeting held on non-Board meeting date -5/31)

Annual Fee for services as Chairman of the Audit                       1,250
                                                                       -----
Committee (1/4 of $5,000 Annual Fee - $1,250)

Total Due                                                             $7,750